                                                                   EXHIBIT 10.05

                        SEVERANCE AND RETENTION AGREEMENT

      SEVERANCE AND RETENTION AGREEMENT (this "Agreement") dated as of __________________, 2001, by and between CSK Auto, Inc., an Arizona corporation (the "Company"), and Larry Buresh (the "Executive").

                                 R E C I T A L S

      The Company considers it essential and in the best interest of its stockholders to foster the continuous employment of key management personnel. The Company further recognizes that, as in the case of many publicly held corporations, the possibility of a change of control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may create concerns for, and the distraction of, management personnel and may even result in departures which might have otherwise not have taken place, all to the detriment of the Company and its stockholders. The Company now desires to take steps to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change of Control (as defined below) of the Company.

                                A G R E E M E N T

      1.    Definitions

            1.1. An "Affiliate" of the Company is an entity controlling, controlled by or under common control with the Company as defined in Rule 405 of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

            1.2. "Base Salary" shall mean the Executive's regular annual rate of base pay as of the date in question.

            1.3. "Cause" shall mean that Executive: (i) has been convicted of a felony, or has entered a plea of guilty or nolo contendere to a felony; (ii) has committed an act of fraud involving dishonesty for personal gain which is injurious to the Company or any of its subsidiaries; (iii) has willfully and continually refused to substantially perform his duties with the Company or any of its subsidiaries (other than any such refusal resulting from his incapacity due to mental illness or physical illness or injury), after a demand for substantial performance has been delivered to the Executive by the Board of Directors of the Company, where such demand reasonably identifies the manner in which the Board of Directors believes that the Executive has refused to substantially perform his duties and the passage of a reasonable period of time as specified by the Board of Directors for Executive to comply with such demand; or (iv) has willfully engaged in gross misconduct injurious to the Company or any of its subsidiaries.
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            1.4.  A "Change of Control" shall be deemed to have taken place if, after the date hereof:

            (a) any person, corporation, or other entity or group, including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than any employee benefit plan then maintained by CSK Auto Corporation ("Parent"), becomes the beneficial owner of shares of Parent having 50% or more of the total number of votes that may be cast for the election of directors of Parent (including any shares owned by such beneficial owner or members of its "group" as of the date hereof);

            (b) as the result of, or in connection with, any contested election for the Board of Directors of Parent, or any tender or exchange offer, merger or other business combination or sale of assets, or any combination of the foregoing (a "Transaction"), the persons who were directors of Parent before the Transaction shall cease to constitute a majority of the Board of Directors of Parent or any successor to Parent or its assets;

            (c) at any time Parent shall consolidate or merge with any other Person and Parent shall not be the continuing or surviving corporation, or any Person shall consolidate or merge with Parent and Parent shall be the continuing or surviving corporation, and in connection therewith, all or part of the outstanding Parent stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property;

            (d) Parent shall be a party to a statutory share exchange with any other Person after which Parent is a subsidiary of any other Person; or

            (e) Parent shall sell or otherwise transfer all or substantially all of the assets or earning power of Parent and its subsidiaries (taken as a whole) to any Person or Persons.

            1.5. The "Change of Control Date" shall mean the date immediately prior to the effectiveness of the Change of Control.

            1.6. The Executive shall have "Good Reason" to terminate employment if:

            (a) the Executive is not elected, reelected, or otherwise continued in the office of the Company or any of its subsidiaries or the continuing or surviving corporation in the case of a Change of Control that he held immediately prior to the Change of Control Date, or he is removed as a member of the Board of Directors of Parent or the continuing or surviving corporation in the case of a Change of Control if the Executive was a director immediately prior to the Change of Control Date;

            (b) the Executive's duties, responsibilities or authority are materially reduced or diminished without the Executive's consent;

            (c)   the Executive's compensation or benefits are reduced;

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            (d) the Company reduces the potential earnings of the Executive under any performance-based bonus or incentive plan of the Company;

            (e) the Company requires that the Executive's employment be based at a location outside a 50 mile radius from the location of the Executive's employment location as of the date hereof or the Executive's employment location immediately prior to a Change of Control Date, as the case may be;

            (f) any purchaser, assign, continuing or surviving corporation, or successor of the Company or its business or assets (whether by acquisition, merger, liquidation, consolidation, reorganization, sale or transfer of assets or business, or otherwise) fails or refuses to expressly assume in writing this Agreement and all of the duties and obligations of the Company hereunder pursuant to Section 9 hereof; or

            (g) the Company breaches any of the material provisions of this Agreement or the Executive's employment agreement, if any.

            Notwithstanding the foregoing, none of the events referred to in (a) through (g) above shall constitute Good Reason unless the Executive gives written notice to the Company of his election to terminate his employment for such reason within 90 days after he becomes aware of the existence of facts or circumstances constituting Good Reason. Such notice shall set forth in reasonable detail the facts and circumstances constituting the Good Reason and, if the Good Reason is a curable condition, shall provide the Company with 30 days to cure such condition. The notice shall also specify the date when the termination of employment is to become effective (if the Good Reason is not curable or is curable, but not cured within the 30 days), which date shall be not less than 60 days and not more than 180 days from the date the notice is given.

            1.7. "Person" shall have the meaning ascribed to such term in
Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

            1.8. "Target Bonus" shall mean the target bonus (100% level) established for the Executive for the year in question under the Company's "Annual Incentive Plan" or "Performance Unit Plan," as applicable.

      2. Retention Bonus. If (i) the Executive remains continuously employed by the Company or its Affiliates or the continuing or surviving corporation in the case of Section 1.4 hereof on a full-time basis through the date that is six months following a Change of Control Date or (ii) the Executive's employment with the Company is terminated (a) by the Company without Cause or (b) by the Executive for Good Reason, in each case before the date that is six months following a Change of Control Date, the Company shall pay to the Executive a gross lump sum cash amount equal to three (3) months of the Executive's then current Base Salary (the "Retention Bonus"). In accordance with the preceding sentence, such payments, if any, shall be made to the Executive within 10 days following the date that is six months following a Change of Control Date. Any payment of the Retention Bonus shall be paid net of any applicable withholding required under federal, state or local law.


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      3.    Change of Control Severance Benefits

            3.1. Eligibility for Change of Control Severance Benefits. The Executive shall be eligible for the benefits described in Section 3.2 (the "Change of Control Severance Benefits") if there has been a Change of Control and during the twelve (12) month period commencing on the Change of Control Date (the "Post Change of Control Period"), the Executive's employment with the Company is terminated (i) by the Company without Cause or (ii) by the Executive for Good Reason.

            3.2. Severance Benefit. Upon satisfaction of the terms and conditions of this Agreement, and subject to Section 6, the Executive shall be entitled to the following Change of Control Severance Benefits:

            (a) Cash Payments. The Executive shall be entitled to receive an amount in cash equal to the sum of:

                  (i) 100% of the greater of (x) the sum of the Executive's Base
            Salary, benefits and Target Bonus, in each case as in effect upon the date Executive's employment was terminated, or (y) the sum of the Executive's Base Salary, benefits and Target Bonus, in each case as in effect on the Change of Control Date; and

                  (ii)  accrued and unused vacation.

      The payment shall be made in equal monthly installments over a twelve (12) month period and shall be paid net of any applicable withholding required under federal, state or local law. Any such payment shall be in lieu of any payment otherwise due under the Company's "Annual Incentive Plan" or "Performance Unit Plan" for the year in which the Executive's termination occurs.

            (b) Outplacement Services. The Company shall provide the Executive with outplacement counseling services from an outplacement firm of national reputation to assist the Executive in obtaining new employment, provided that the amount required to be expended on such services by the Company shall not exceed 15% of the greater of Executive's Base Salary as in effect upon the date Executive's employment was terminated or as in effect on the Change of Control Date.

      4.    Standard Severance Benefits

            4.1. Eligibility for Standard Severance Benefits. If the Executive's employment with the Company is terminated (i) by the Company without Cause or
(ii) by the Executive for Good Reason, in each case other than during the Post Change of Control Period, the Executive shall be eligible for the benefits described in Section 4.2 (the "Standard Severance Benefits").


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            4.2. Severance Benefit. Upon satisfaction of the terms and conditions of this Agreement, and subject to Section 6, the Executive shall be entitled to the following Standard Severance Benefits:

            (a) Cash Payments. The Executive shall be entitled to receive an amount in cash equal to the sum of:

                  (i) 50% of the greater of (x) the sum of the Executive's Base
            Salary, benefits and Target Bonus, in each case as in effect upon the date Executive's employment was terminated, or (y) the sum of the Executive's Base Salary, benefits and Target Bonus, in each case as in effect on the date hereof; and

                  (ii)  accrued and unused vacation.

      The payment shall be made in equal monthly installments over a six (6) month period and shall be paid net of any applicable withholding required under federal, state or local law. Any such payment shall be in lieu of any payment otherwise due under the Company's "Annual Incentive Plan" or "Performance Unit Plan" for the year in which the Executive's termination occurs.

            (b) Outplacement Services. The Company shall provide the Executive with outplacement counseling services from an outplacement firm of national reputation to assist the Executive in obtaining new employment, provided that the amount required to be expended on such services by the Company shall not exceed 15% of the greater of Executive's Base Salary as in effect upon the date Executive's employment was terminated or as in effect on the date hereof.

      5. Release. Notwithstanding anything in this Agreement to the contrary, neither the Retention Bonus, the Change of Control Severance Benefits nor the Standard Severance Benefits shall be payable to the Executive pursuant to this Agreement unless and until the eighth (8th) day after the Executive executes, in each case, a general release in the form of Exhibit A attached hereto (the "Release").

      6. Limitation on Payments to Executive. Notwithstanding anything in this Agreement to the contrary, the total of all payments made to the Executive under this Agreement shall be reduced such that no such payments will result, individually or in the aggregate, in (i) the payment of any "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code, as amended (the "Code") or (ii) the non-deductibility of such payments under
Section 162(m) of the Code.

      7. Restrictive Covenants.

            7.1. Confidentiality. The Executive understands and acknowledges that during the Executive's employment with the Company, the Executive has had and will have access to and has learned and will learn (i) information proprietary to the Company and its Affiliates that concerns the operation and methodology of the businesses conducted by the Company and its Affiliates and as the same are hereafter conducted by the Company and its Affiliates (the


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"Business") or (ii) other information proprietary to the Company and its
Affiliates, including, without limitation, trade secrets, processes, patent and trademark applications, product development, price, customer and supply lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business (collectively, "Proprietary Information"). The Executive agrees that, from and after the date hereof, the Executive will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill the Executive's duties as an Executive of the Company, and will not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which
(a) was already available to the public at the time of disclosure, or subsequently becomes available to the public otherwise than by breach of this Agreement, or (b) was disclosed due to a requirement of law, provided that the Executive shall have given prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order with respect to such disclosure. Upon any termination of the employment of the Executive, the Executive shall promptly return to the Company and its Affiliates all documents, computer disks, records, notebooks and similar repositories of any Proprietary Information in the Executive's possession, including copies thereof.

            7.2.  Agreement Not to Compete/Non-Solicitation.


            (a) During the twelve (12) month period following the first monthly payment constituting a Change of Control Severance Benefit, or during the six month period following the first monthly payment constituting the Standard Severance Benefit, as applicable (the "Non-Compete Period"), the Executive shall not become engaged in a managerial or executive capacity for, or consultant to, Auto Zone, Inc., The Pep Boys
         - Manny, Moe & Jack, O'Reilly Automotive, Inc., Advance Stores Company, Incorporated or Discount Auto Parts, Inc.

            (b) During the Non-Compete Period, the Executive shall not, directly or indirectly, hire or attempt to hire any employee of the Company.

            (c) During the Non-Compete Period, the Executive shall not, directly or indirectly, call on or solicit any person, firm, corporation, business or other entity who or which is, or within two years prior to the Non-Compete Period had been, a customer of the Company or any Affiliate of the Company.

            7.3. Remedies. The Executive acknowledges and agrees that damages for a breach or threatened breach of any of the covenants set forth in this
Section 7 will be difficult to determine and will not afford a full and adequate remedy, and therefore agrees that the Company, in addition to seeking actual damages in connection therewith, may seek specific enforcement of any such covenant in any court of competent jurisdiction, including, without limitation, by the issuance of a temporary or permanent injunction. In addition, the Company may terminate the payment of any remaining Change of Control Severance Benefits or Standard Severance Benefits in the event of a breach or threatened breach of any of the covenants set forth in this Section 7.


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
      8. Waiver of Other Severance Benefits. The Change of Control Severance Benefits and Standard Severance Benefits payable pursuant to this Agreement are in lieu of any and all other severance benefits that may otherwise be payable to the Executive upon termination of his or her employment for any reason, (including, without limitation, any benefits to which the Executive might otherwise have been entitled under the Stockholders Agreement, dated October 30, 1996, among the stockholders named therein and the Company, any employment agreement and any letter agreements to which the Executive is a party (collectively, "Contractual Benefits"), except those benefits which are to be made available to the Executive as required by applicable law, and Executive hereby waives all such Contractual Benefits in exchange for the Company's agreement to make the payments to be made hereunder.

      9. Assumption of Agreement. The Company will require any successor (whether by purchase of assets, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform all of the obligations of the Company under this Agreement (including the obligation to cause any subsequent successor to also assume the obligations of this Agreement) unless such assumption occurs by operation of law.

      10. Notices. Any notice or communication given by either party hereto to the other shall be in writing and personally delivered, delivered by overnight delivery service or mailed by registered or certified mail, return receipt requested, postage prepaid, to the following addresses:

            (a)   If to the Company:

                  CSK Auto Corporation
                  625 East Missouri Avenue
                  Phoenix, Arizona  85012
                  Attn.:  General Counsel

                  with a copy to:

                  Gibson, Dunn & Crutcher LLP
                  1801 California Street, Suite 4100
                  Denver, Colorado  80202
                  Attn.:  Richard M. Russo, Esq.

            (b) if to the Executive, to the address of the Executive as it appears in the records of the Company

      Any notice shall be deemed given when actually delivered to such address, or five days after such notice has been mailed or one day after such notice has been sent by overnight delivery service, whichever comes earliest. Any person entitled to receive notice may designate in writing, by notice to the other, such other address to which notices to such person shall thereafter be sent.


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
      11.   Miscellaneous.

            11.1. Entire Agreement. This Agreement, including the Release, contains the entire understanding of the parties in respect of its subject matter, and any other agreement or understanding between the parties, oral or written, made prior to the date of this Agreement is hereby terminated in its entirety.

            11.2. Amendment; Waiver. This Agreement may not be amended, supplemented, cancelled or discharged, except by written instrument executed by the party affected thereby. No failure to exercise, and no delay in exercising, any right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision of this Agreement shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision.

            11.3. Binding Effect; Assignment. The rights and obligations of this Agreement shall bind and inure to the benefit of any successor of the Company by reorganization, merger or consolidation, or any assignee of all or substantially all of the Company's business and properties. The Company may assign its rights and obligations under this Agreement to any of its Affiliates without the consent of the Executive, but shall remain liable for any payments provided hereunder not timely made by any Affiliate assignee. The Executive's rights or obligations under this Agreement may not be assigned by the Executive.

            11.4. Headings. The headings contained in this agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            11.5. Governing Law. This Agreement shall be construed in accordance with and governed for all purposes by the laws and public policy (other than conflict of laws principles) of the State of Arizona applicable to contracts executed and to be wholly performed within such state.

            11.6. Arbitration. Any dispute or controversy arising under or in connection with this Agreement, including any claim arising out of or in connection with any termination of the Executive's employment, shall be settled exclusively by arbitration in Phoenix, Arizona in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            11.7. Further Assurances. Each of the parties agrees to execute, acknowledge, deliver and perform, and cause to be executed, acknowledged, delivered and performed, at any time and from time to time, as the case may be, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to carry out the provisions or intent of this Agreement.

            11.8 Severability. The parties have carefully reviewed the provisions of this Agreement and agree that they are fair and equitable. However, in light of the possibility of differing interpretations of law and changes in circumstances, the parties agree that if any one or more of the provisions of this Agreement shall be determined by a court of competent


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jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall, to the extent permitted by law, remain in full force and effect and shall in no way be affected, impaired or invalidated. Moreover, if any of the provisions contained in this Agreement is determined by a court of competent jurisdiction to be excessively broad as to duration, activity, geographic application or subject, it shall be construed, by limiting or reducing it to the extent legally permitted, so as to be enforceable to the extent compatible with then applicable law.

                         [SIGNATURES BEGIN ON NEXT PAGE]



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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    CSK AUTO, INC.



                                    By:
                                       -----------------------------------------
                                          Name:
                                          Title:



                                    EXECUTIVE




                                    --------------------------------------------
                                    Larry Buresh


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                                                                       EXHIBIT A

                                  Date of Notification:_________________________


                                 GENERAL RELEASE


      This is a General Release (this "Release") executed by _____________ (the "Executive") pursuant to Section 5 of the Severance and Retention Agreement dated as of ________ __, 2001 (the "Retention Agreement") between CSK Auto, Inc., an Arizona corporation (the "Company"), and the Executive.

      WHEREAS, the Company and the Executive intend that the terms and conditions of the Retention Agreement and this Release shall govern all issues related to the Executive's employment and termination of employment by the Company;

      WHEREAS, the Executive has had at least 21 days to consider the form of this Release.

      WHEREAS, the Company advised the Executive in writing to consult with a lawyer before signing this Release;

      WHEREAS, the Executive has represented and hereby reaffirms that the Executive has disclosed to the Company any information in the Executive's possession concerning any conduct involving the Company or its affiliates that the Executive has any reason to believe involves any false claims to the United States or is or may be unlawful or violates the policies of the Company in any respect;

      WHEREAS, the Executive acknowledges that the consideration to be provided to the Executive under the Retention Agreement is sufficient to support this Release;

      WHEREAS, the Executive represents that the Executive has not filed any charges, claims or lawsuits against the Company involving any aspect of the Executive's employment which have not been terminated as of the date of this Release; and

      WHEREAS, the Executive understands that the Company regards the representations by the Executive as material and that the Company is relying on these representations in paying amounts to the Executive pursuant to the Retention Agreement.

      THEREFORE, the Executive agrees as follows:

      1. The Executive, on behalf of the Executive and anyone claiming through the Executive, including the Executive's heirs, assigns and agents, releases and discharges the Company and its directors, officers, employees, subsidiaries, affiliates and agents, and the predecessors, successors and assigns of any of them (the "Released Parties"), from each and every claim, action or right of any sort, in law or in equity, known or unknown, asserted or unasserted, foreseen or unforeseen, arising on or before the Effective Date (as defined in Section 7 hereof).

            (a) This Release includes, but is not limited to: any claim of discrimination on the basis of race, sex, religion, marital status, sexual orientation, national origin, handicap or disability, age, veteran status, special disabled veteran status or citizenship status; any other claim based on a statutory prohibition or common law doctrine; any claim arising out of or related to the Executive's employment with the Company, the terms and conditions thereof or the termination or cessation thereof; any express or implied employment contract, any other express or implied contract affecting terms and conditions of the Executive's employment or the termination or cessation thereof, or a covenant of good faith and fair dealing; any tort claims and any personal gain with respect to any claim arising under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730.

            (b) The Executive represents that the Executive understands this Release, that rights and claims under the Age Discrimination in Employment Act of 1967, as amended, the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans with Disabilities Act and the Executive Retirement Income Security Act of 1974 are among the rights and claims against the Released Parties the Executive is releasing, and that the Executive understands that the Executive is not releasing any rights or claims arising after the Effective Date.

            (c) The Executive further agrees never to sue the Released Parties or cause the Released Parties to be sued regarding any matter within the scope of this Release. If the Executive violates this Release by suing any of the Released Parties or causing any of the Released Parties to be sued, the Executive agrees to pay all costs and expenses of defending against the suit incurred by the Released Parties, including reasonable attorneys' fees.

            (d) The Executive expressly represents and warrants that the Executive is the sole owner of the actual or alleged claims, demands, rights, causes of action and other matters that are released herein, that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other entity, and that the Executive has the full right and power to grant, execute and deliver this Release.

         2. The Executive acknowledges that the Executive is bound by the provisions of Section 6 of the Retention Agreement.

         3. The Executive understands that any and all Company covenants which relate to Company obligations to the Executive following any Change of Control Date (as defined in the Retention Agreement), including but not limited to the payments set forth in the Retention Agreement, are contingent on the Executive's satisfaction of the Executive's obligations under this Release.

         4. The Executive agrees that he or she will cooperate fully with the Company in connection with any and all existing or future litigation or investigations brought by or against


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the Company or any of its affiliates, agents, officers, directors or employees, whether administrative, civil or criminal in nature, in which and to the extent the Company deems the Executive's cooperation necessary. The Executive understands that the Company will reimburse the Executive for reasonable out-of-pocket expenses incurred as a result of such cooperation. Nothing herein shall prevent the Executive from communicating with or participating in any government investigation. The Executive will act in good faith to furnish the information and cooperation required by this Section 4 and the Company will act in good faith so that the requirement to furnish such information and cooperation does not create a hardship for the Executive.

      5. The Executive agrees, subject to any obligations the Executive may have under applicable law, that the Executive will not make or cause to be made any statements that disparage, are inimical to, or damage the reputation of the Company or any of its affiliates, subsidiaries, agents, officers, directors or Executives. In the event such a communication is made to anyone, including but not limited to the media, public interest groups and publishing companies, it will be considered a material breach of the terms of the Retention Agreement and this Release and the Executive will be required to reimburse the Company for any and all payments made under the terms of the Retention Agreement and all commitments to make additional payments to the Executive will be null and void.

      6. The Company is not obligated to offer employment to the Executive (or to accept services or the performance of work from the Executive directly or indirectly) now or in the future.

      7. The Executive may revoke this Release in writing within seven days of signing it. This release will not take effect until the Effective Date. If the Executive revokes this Release, all of its provisions and the payment provisions of the Retention Agreement shall be void and unenforceable. The "Effective Date" shall be the day after the end of the revocation period described in this
Section 7 hereof.

      8. The Executive shall keep strictly confidential all the terms and conditions, including amounts, in the Retention Agreement and this Release and shall not disclose them to any person other than the Executive's spouse, the Executive's legal or financial advisor or United States governmental officials who seek such information in the course of their official duties, unless compelled by law to do so. If a person not a party to the Retention Agreement requests or demands, by subpoena or otherwise, that the Executive disclose or produce the Retention Agreement or this Release or any terms or conditions thereof, the Executive shall immediately notify the Company and shall give the Company an opportunity to respond to such notice before taking any action or making any decision in connection with such request or subpoena.

      9. The Retention Agreement and this Release constitute the entire understanding between the parties. The Executive has not relied on any oral statements that are not included in the Retention Agreement or this Release.

      10. In the event that any provision of this Agreement is determined to be legally invalid or unenforceable by any court of competent jurisdiction, and cannot be modified to be


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
enforceable, the affected provision shall be stricken from the Agreement, and the remaining terms of the Agreement and its enforceability shall remain unaffected.

      11. This Release shall be construed, interpreted and applied in accordance with the law of the State of Arizona (other than conflict of laws principles).


                                    EXECUTIVE


                                    ------------------------------------------




Date:
     ----------------------------



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